Filed Pursuant to Rule 424(b)(1)

Registration No. 333-225995

PROSPECTUS

BRAINSTORM CELL THERAPEUTICS INC.

2,458,201 Shares of Common Stock

This prospectus relates to the resale by certain of our stockholders and warrantholders, which we refer to as “Selling Securityholders” of up to 2,458,201 shares of common stock that are issuable on exercise of the warrants that were acquired pursuant to a warrant exercise agreement (the “New Warrants”).

We will not receive any proceeds from the sale of these securities, although we will receive the exercise price for any warrants that are exercised. We are registering securities for resale by the Selling Securityholders, but that does not necessarily mean that they will sell any of the securities. Any securities sold by the Selling Securityholders will be offered at market or privately negotiated prices.

The exercise price of the New Warrants is $9.00 per share. The New Warrants are currently exercisable and expire on December 31, 2020. Holders of the warrants may currently purchase one share of common stock for each warrant exercised. The exercise price and number of shares of common stock issuable upon exercise of the warrants is subject to further adjustment in certain circumstances.

Our common stock is traded on the Nasdaq Capital Market under the symbol “BCLI”. On September 27, 2018, the last reported sales price for our common stock was $3.82 per share.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 6 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is September 28, 2018.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information contained in this document may only be accurate on the date of this document.

As used herein, “we,” “us,” “our” or the “Company” refers to Brainstorm Cell Therapeutics Inc. and all of its consolidated subsidiaries.

PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.”

Company Overview

Brainstorm Cell Therapeutics Inc. is a biotechnology company committed to bring innovative Central Nervous System (“CNS”) adult stem cell therapies to the market to improve the lives of patients with debilitating neurodegenerative diseases. As a leader in CNS regenerative cellular medicines, Brainstorm is leveraging NurOwn®, its proprietary autologous mesenchymal stem cell platform technology, a strong and expanded IP portfolio, as well as manufacturing and commercialization capabilities, to address growing unmet medical needs across a broad range of neurodegenerative disorders, such as Amyotrophic Lateral Sclerosis (“ALS”, also known as Lou Gehrig’s disease), Multiple Sclerosis (“MS”), Parkinson’s disease (“PD”) and Autism Spectrum Disorders (“ASD”).  The NurOwn® proprietary technology is fully licensed to and developed by Brainstorm Cell Therapeutics Ltd., our wholly-owned subsidiary (the “Israeli Subsidiary”).

NurOwn® technology is based on an innovative manufacturing protocol, which induces the differentiation of bone marrow-derived mesenchymal stem cells (“MSC”) into cells capable of releasing high levels of multiple neurotrophic factors (“MSC-NTF” cells) for neuroprotection while maintaining the immunodulatory effects of MSC cells. These factors are known to be critical for the growth, survival and differentiation of neurons, they include: glial-derived neurotrophic factor (“GDNF”); brain-derived neurotrophic factor (“BDNF”); vascular endothelial growth factor (“VEGF”); and hepatocyte growth factor (“HGF”).  GDNF is one of the most potent survival factors known for peripheral neurons. VEGF and HGF have been demonstrated to have important neuro-protective effects in ALS and in other neurodegenerative diseases.

Our approach to the treatment of neurodegenerative diseases with autologous adult stem cells includes a multi-step process that includes: harvesting of undifferentiated stem cells from the patient’s own bone marrow; processing of cells at the manufacturing site and cryopreservation to enable multiple treatments from a single bone marrow sample; and intrathecal (“IT”) injection of MSC-NTF cells into the same patient by standard lumbar puncture. This procedure does not require hospitalization and has been shown to be safe and well tolerated in multiple CNS clinical trials to date.  The ongoing US Phase 3 ALS study is evaluating the therapeutic potential of repeated dosing (every 2 months).  The proprietary technology and manufacturing processing of NurOwn® (MSC-NTF cells) for clinical use is conducted in full compliance with current Good Manufacturing Practice (“cGMP”).

The NurOwn® Transplantation Process includes:

•	Bone marrow aspiration from patient;
•	Isolation and propagation of the mesenchymal stem cells (MSC);
•	Cryopreservation of MSC;
•	Thawing and differentiation of the MSC into neurotrophic-factor secreting (MSC-NTF; NurOwn®) cells; and
•	Autologous transplantation into the patient’s cerebrospinal fluid by IT injection (lumbar puncture).

The ability to induce differentiation of autologous adult mesenchymal stem cells into MSC-NTF cells before transplantation is unique to NurOwn®, making it the first-of-its-kind for the treatment of neurodegenerative diseases.

The specialized MSC-NTF cells secrete multiple neurotrophic factors that may lead to:

•	Protection of existing motor neurons;
•	Promotion of motor neuron repair; and
•	Re-establishment of functional nerve-muscle interaction.

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The NurOwn® approach is autologous, using the patient’s own bone-marrow derived stem cells for “self-transplantation”. In autologous transplantation, there is no risk of rejection or introduction of donor antigens and no need for treatment with immunosuppressive agents, which can cause severe and/or long-term side effects. In addition, the use of adult stem cells is free of ethical controversies associated with the use of embryonic-derived stem cells in some countries.

NurOwn® is currently in a Phase 3 late stage clinical development program for the treatment of ALS. It has been granted Fast Track designation by the U.S. Food and Drug Administration (“FDA”) for this indication, and has been granted Orphan Status, which provides the potential for an extended period of exclusivity, in both the United States and in Europe. We have completed two early stage clinical trials of NurOwn® in patients with ALS at the Hadassah Medical Center (“Hadassah”) in Jerusalem as well as a Phase 2 double-blind, placebo-controlled, clinical study at three prestigious US medical centers, all highly experienced in the management and investigation of ALS.

We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 1325 Avenue of Americas, 28th Floor, New York, NY 10019, and our telephone number is (201) 488-0460. We maintain a website at http://www.brainstorm-cell.com. The information on our website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus.

The Transactions

Warrant Exercise Agreement

On June 6, 2018, we entered into a Warrant Exercise Agreement (the “Warrant Exercise Agreement”) with certain holders (the “Selling Securityholders”) of warrants (the “2015 Warrants”) to purchase Company common stock, $0.00005 par value per share (“Common Stock”), which 2015 Warrants were originally issued in the Company’s January 8, 2015 private placement. Pursuant to the Warrant Exercise Agreement, the Selling Securityholders exercised their 2015 Warrants for a total of 2,458,201 shares of Common Stock (the “Exercised Shares”) at an amended exercise price of $5.00 per share. The warrant exercises generated gross cash proceeds to the Company of $12,291,005.00. For each 2015 Warrant exercised, the Company issued 1 new warrant to the Selling Securityholders to purchase an equal number of unregistered shares of Common Stock, at an exercise price of $9.00, with an expiration date of December 31, 2020 (the “New Warrants”). Certain Holders of New Warrants also entered into a Share Cap Agreement with the Company, whereby the Holders agreed to a 6-month delay (from the date of issuance) in exercisability of any shares at or in excess of the 20% limitation on the size of the entire transaction contained in Nasdaq Listing Rule 5635(d).

The Warrant Exercise Agreement also requires that to the extent that a Holder’s exercise of 2015 Warrants would result in such Holder exceeding the Beneficial Ownership Limitation (as defined in the 2015 Warrants), such excess warrant shares shall be held in abeyance for the benefit of such Warrant Holder until such time as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation.

The Selling Securityholders agreed that, subject to limited exceptions, for the 90 days following the date of the Warrant Exercise Agreement (the “Restricted Period”), neither the Company nor any Subsidiary will issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock, without the prior written consent of all of the Selling Securityholders of the warrant shares. The Company also agreed that during the time the New Warrants are unexercised, the Company will not enter into any agreements with any holder of 2015 Warrants with more favorable terms, without the consent of the Selling Securityholders of a majority of the warrant shares then exercisable under all outstanding Warrant Exercise Agreements.

The Company also agreed to file this registration statement covering the resale of the additional shares of Common Stock underlying the New Warrants. The New Warrants have not been registered under the Securities Act of 1933, as amended (the Securities Act), or state securities laws. The Exercised Shares have been registered for resale on the Company’s registration statement on Form S-3 (File No. 333-201704). The issuance of the Exercised Shares and New Warrants was exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act.

Under the Warrant Exercise Agreement, the Company agreed that we would file a resale registration statement for the Common Stock underlying the New Warrants within 30 days following the signing of the Warrant Exercise Agreement. We agreed to have the registration statement declared effective within 120 days following the signing of the agreement and to use commercially reasonable efforts to keep the registration statement effective until all securities covered by the registration statement have been sold or may be sold without restriction under Rule 144 under the Securities Act. If the Company does not comply with the registration rights provisions in the Warrant Exercise Agreement, the Selling Securityholders will have the option of cashless exercise of the New Warrants as their sole remedy.

The Company and the Selling Securityholders also entered into Leak-Out Agreements (the “Leak-Out Agreement”) pursuant to which neither Selling Securityholders nor certain of their affiliates would collectively sell, dispose of or otherwise transfer, directly or indirectly, on any day on which the Nasdaq Capital Market is open for trading during the Restricted Period (any such date, a “Date of Determination”), shares of the Company’s Common Stock in an amount more than an aggregate 30% of the trading volume of Common Stock as reported by Bloomberg, LP for the applicable Date of Determination.

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We are registering the shares of Common Stock underlying the New Warrants in order to fulfill our contractual obligations to the Selling Securityholders contained in the Warrant Exercise Agreement. Registration of the shares of Common Stock covered by this prospectus does not necessarily mean that all or any portion of such shares will be offered for sale by the Selling Securityholders.

Offering by Selling Securityholders

We are registering the following securities issued in connection with the transactions as described above under “The Transactions”:

•	For resale by the Selling Securityholders, 2,458,201 shares of Common Stock issuable upon exercise of the New Warrants that were acquired pursuant to the Warrant Exercise Agreement.

As of the date of this prospectus, each warrant is exercisable to purchase one share of Common Stock. The exercise price and number of shares of Common Stock issuable upon exercise of the warrants are subject to further adjustment in certain circumstances.

The exercise price of the New Warrants is $9.00 per share. The New Warrants are currently exercisable and expire on December 31, 2020. There is a possibility that the warrants will never be exercised when in-the-money or otherwise, and that warrant holders will never receive shares or payment of cash in settlement of the warrants.

Common stock outstanding:	20,669,528 shares as of June 6, 2018.

Use of proceeds:	We will not receive any of the proceeds from the sale of the securities being registered on behalf of the Selling Securityholders hereunder. We will receive the exercise price upon the exercise of any Warrant. To the extent we receive cash upon any exercise of the Warrants, we expect to use that cash for general corporate and working capital purposes.

Market Symbol:	Our Common Stock is quoted on the Nasdaq Capital Market under the symbol “BCLI”.

Risk Factors:	Investing in our securities involves substantial risks. You should carefully review and consider the “Risk Factors” section of this prospectus beginning on page 6 for a discussion of factors to consider before deciding to invest in our securities.

We will bear the expenses of registering these securities. The Selling Securityholders will pay the cost of any brokerage commissions and discounts, and all expenses incurred by them in connection with the resale of the securities. See “Plan of Distribution.”

We had 20,669,528 shares of Common Stock outstanding as of June 6, 2018, which includes 1,558,202 shares issued in connection with the exercises of 2015 Warrants and excludes:

•	907,620 shares of Common Stock issuable upon exercise of outstanding stock options, at a weighted average exercise price of $2.5312 per share, under our equity incentive plans;
•	957,709 additional shares of Common Stock reserved for future issuance under our equity incentive plans; and
•	4,585,534 shares of Common Stock issuable upon exercise of outstanding warrants with exercise prices ranging from $1.005 per share to $9.00 per share.

Except as otherwise indicated herein, all information in this prospectus assumes or gives effect to no exercise of the New Warrants.

RISK FACTORS

Investing in our securities involves significant risks. Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, each of which are on file with the SEC and are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and each prospectus supplement includes and incorporates forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate and statements may be made by or on our behalf. Words such as “may,” “will,” “should,” “could,” “expects,” “hopes,” “anticipates,” “believes,” “intends,” “plans,” “estimates,” “predicts,” “likely,” “potential,” or “continue” or the negative of any of these terms or similar words and expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements. Forward-looking statements include, but are not limited to, statements about potential future business operations and performance, including statements regarding the market potential for treatment of neurodegenerative disorders such as ALS, the sufficiency of our existing capital resources for continuing operations in 2018, the safety and clinical effectiveness of our NurOwn® technology, our clinical trials of NurOwn® and its related clinical development, and our ability to develop collaborations and partnerships to support our business plan. These statements reflect our views with respect to future events as of the date of this prospectus and any accompanying prospectus supplement and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and any accompanying prospectus supplement and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus and any accompanying prospectus supplement. We anticipate that subsequent events and developments will cause our views to change. We have included important factors in the cautionary statements included or incorporated in this prospectus and any accompanying prospectus supplement, particularly under the heading “Risk Factors,” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We will not receive any proceeds from the resale of common stock by the selling stockholder subject to this prospectus. The Selling Securityholders will receive all of the net proceeds from the sale of any shares under this prospectus. The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax, legal services or any other expenses incurred by the Selling Securityholders in disposing of these shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus.

We may receive gross proceeds of up to $22,123,809 from the exercise of the warrants. We currently intend to use the estimated net proceeds from the sale of these securities for general corporate purposes, which may include the following:

•	the research, development and clinical trials for our treatments;

•	pursuing growth initiatives;

•	capital expenditures;

•	working capital; and

•	any other purpose that we may specify in any prospectus supplement.

We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the exercise of the warrants. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities. Our plans to use the estimated net proceeds from the exercise of the warrants may change, and if they do, we will update this information in a prospectus supplement.

SELLING SECURITYHOLDERS

Below is information with respect to the beneficial ownership of our securities by the Selling Securityholders as of June 6, 2018, based on information supplied to us by the Selling Securityholders. When we refer to the “Selling Securityholders” in this prospectus we mean the holders listed below and their pledgees, donees, transferees or other successors in interest. Except as described below, the Selling Securityholders do not have, or have had, any position, office or other material relationship with us or any of our affiliates beyond their investment in, or receipt of, our securities. Beneficial ownership has been determined in accordance with the rules of the SEC, and includes voting or investment power with respect to the securities. Our registration of these securities does not necessarily mean that the Selling Securityholders will sell any or all of the securities covered by this prospectus.

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We are registering 2,458,201 shares of Common Stock underlying the warrants, issued to the Selling Securityholders for resale from time to time by the Selling Securityholders identified in this prospectus.

The information set forth in the following table regarding the beneficial ownership after resale of securities assumes that the Selling Securityholder will purchase the maximum number of shares of Common Stock provided for by the warrants and will sell all of the shares of Common Stock owned by that Selling Securityholder covered by this prospectus. There is no assurance that any of the warrants will be exercised.

	Securities Beneficially Owned Prior to the Offering		Securities Offered Hereby		Securities Beneficially Owned After this Offering				Percentage of Common Stock Owned After this Offering
Name	Common Stock	Warrants	Common Stock	Common Stock underlying Warrants	Common Stock		Warrants
Sabby Healthcare Master Fund, Ltd.	127,299	1,000,000	—	1,000,000	472,948	(1)	—		2.3
Sabby Volatility Warrant Master Fund, Ltd.	0	899,999	—	899,999	414,428	(1)	—		2.0
AIGH Investment Partners LP	0	400,001	—	400,001	383,757		—		1.9
Dr. Joshua A. Hirsch	0	20,001	—	20,001	20,001		—		*
Maxim Partners LLC (2)	0	122,200	—	38,200	38,200		84,000		*
Warberg WF V LP	0	300,000	—	100,000	100,000		200,000	(3)	1.5

* Less than 1%

(1)	As of June 21, 2018.
(2)	As of close of business on June 6, 2018 Maxim Partners LLC held 84,000 unexercised warrants initially issued June 19, 2014, which expire on June 19, 2019. Maxim Group LLC, a broker-dealer and affiliate of Maxim Partners LLC, was retained as Financial Advisor on behalf of the Company in connection with the Warrant Exercise Agreement.
(3)	As of close of business on June 6, 2018 Warberg WF V LP held 200,000 unexercised warrants initially issued in the Company’s January 8, 2015 private placement, which expired unexercised on June 19, 2018.

PLAN OF DISTRIBUTION

Each Selling Securityholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Securityholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

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•	in transactions through broker-dealers that agree with the Selling Securityholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Securityholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Securityholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Securityholder has informed the Company that they acquired the securities in the ordinary course of business and that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities.

Because Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Securityholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Securityholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Securityholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the Common Stock by the Selling Securityholders or any other person. We will make copies of this prospectus available to the Selling Securityholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

Validity of the securities offered by this prospectus will be passed upon for us by BRL Law Group LLC, Boston, Massachusetts.  As of June 29, 2018, Thomas B. Rosedale, the Managing Member of BRL Law Group LLC, beneficially and of record owns 69,090 shares of our common stock.

EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2017 and 2016, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K filed on March 8, 2018 for the year ended December 31, 2017, have been audited by Brightman Almagor Zohar & Co., a member of Deloitte Touche Tohmatsu Limited, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph regarding the Company’s ability to continue as a going concern), which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports and other information with the SEC. These filings contain important information that does not appear in this prospectus. For further information about us, you may read and copy any reports, statements and other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549-0102. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available on the SEC Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. The registration statement contains more information than this prospectus regarding us and our Common Stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the Securities and Exchange Commission at the address listed above or from the SEC’s Internet site.

Our Internet address is www.brainstorm-cell.com.  The information on our Internet website is not incorporated by reference in this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission requires us to “incorporate by reference” into this prospectus certain information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate herein by reference is considered to be part of this prospectus and information that we file later with the Securities and Exchange Commission automatically will update and supersede such information. We incorporate herein by reference the documents listed below and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of the securities covered by this prospectus, as amended:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

(2)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018;

(3)	Our Current Reports on Form 8-K filed on January 4, 2018, February 5, 2018 and June 7, 2018 (but, in each case, excluding information furnished but not filed therein);

(4)	All of our filings pursuant to the Exchange Act after the date of filing the initial registration statement and prior to the effectiveness of the registration statement; and

(5)	The description of our common stock contained in our Registration Statement on Form 8-A filed on September 24, 2014, including any amendments or reports filed for the purpose of updating such description.

You may request, orally or in writing, a copy of these filings (including exhibits to such filings that we have specifically incorporated by reference in such filings), at no cost, by contacting our executive offices at the following address:

Brainstorm Cell Therapeutics Inc.

1325 Avenue of Americas, 28th Floor,

New York, NY 10019
Attention: Chief Executive Officer
(201) 488-0460

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You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement or that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or any other subsequently filed document that is deemed to be incorporated herein by reference modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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